Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA SECRETARY of STATE

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Filed in the Office of	Record Number E0625902014-3
FVAguilar	Filing Number F202611090622
Secretary of State State Of Nevada	Filed On 10/27/2026 01:25 PM
	Number of Pages 3

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

AMERICAN REBEL HOLDINGS, INC

Entity or Nevada Business Identification Number (NVID): E0625902014-3

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation
If amending, complete sections 1, 3, 6 and 7.

☐ Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☑ Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)

☐ Check this box if the amendment is for a name change only.
- No stockholder approval is required for a name change under NRS 78.390(8).

☑ If the amendment includes other changes, confirm the following:
- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

94

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: **Foreign corporations only.** Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☑ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) Article VI - Capital Stock Section 1. (i) the total number of shares of common stock is increased to 10,000,000,000. (attach additional page[s] if necessary)
7. Signature: (Required)	Charles A. — Print First Name Ross, Jr. — Print Last Name X Charles A. Ross, Jr. — Signature CEO — Title Attach additional page(s) if additional signatures are necessary.

You must include the filing fee with this form. See the instructions for more information.

Article VI – Capital Stock shall be amended to increase the shares of authorized common stock to 10,000,000,000:

Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is (i) 10,000,000,000 shares of Common Stock of $0.01 par value, and …